Exhibit 4.2

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND STATE ACTS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

COMMON STOCK PURCHASE WARRANT

 Number of Shares:   40,000,000
 Effective Date: October 28, 2013
    Date: November 26, 2013

EVOLUCIA, INC.
COMMON STOCK, PAR VALUE $.001 PER SHARE
VOID AFTER 5:00 P.M. EASTERN STANDARD TIME
October 28, 2018

This Common Stock Purchase Warrant (hereinafter referred to as “Warrant”) is issued to SACK FAMILY INVESTMENT FUND, LLC, a Delaware limited liability company ("Holder") by EVOLUCIA INC., a Nevada corporation (hereinafter with its successors called the "Company").

For value received and subject to the terms and conditions hereinafter set out, Holder is entitled to purchase from the Company at a purchase price per share of $0.01, FORTY MILLION (40,000,000) fully paid and non-assessable shares of common stock, par value $.001 per share ("Common Shares") of the Company. Such purchase price per Common Share, adjusted from time to time as provided herein, is referred to as the "Purchase Price."

1.           Subject to the Company increasing its authorized shares of Common Stock or implementing a reverse stock split of the outstanding shares of Common Stock to provide for the issuance of all shares of Common Stock specified herein upon exercise of the Warrant (the “Corporate Event”), the Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the exercise form annexed hereto duly executed, at the office of the Company, or such other office as the Company shall notify the Holder in writing, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Purchase Price multiplied by the number of Common Shares being purchased.

2.           The person or persons in whose name or names any certificate representing Common Shares is issued hereunder shall be deemed to have become the holder of record of the Common Shares represented thereby as of the close of business on the date on which this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.  Until such time as this Warrant is exercised or terminates, the Purchase Price payable and the number and character of securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

3.           Unless previously exercised, this Warrant shall expire at 5:00 p.m. Eastern Standard Time, on October 28, 2018, and shall be void thereafter.

4.           Subject to the Corporate Event, the Company covenants that it will at all times reserve and keep available a number of its authorized Common Shares, free from all preemptive rights, which will be sufficient to permit the exercise of this Warrant.  Subject to the Corporate Event, the Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges.

5.           If the Company subdivides its outstanding Common Shares, by split-up or otherwise, or combines its outstanding Common Shares, the Purchase Price then applicable to shares covered by this Warrant shall forthwith be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

6.           In no event shall any fractional Common Share of the Company be issued upon any exercise of this Warrant.  If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional Common Share, then the Company shall issue the next higher number of full Common Shares, issuing a full share with respect to such fractional share.  If this Warrant is exercised at one time for less than the maximum number of Common Shares purchasable upon the exercise hereof, the Company shall issue to the Holder a new warrant of like tenor and date representing the number of Common Shares equal to the difference between the number of shares purchasable upon full exercise of this Warrant and the number of shares that were purchased upon the exercise of this Warrant.

7.           Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

8.           The Company will maintain a register containing the names and addresses of the Holder and any assignees of this Warrant.  Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered by confirmed facsimile or telecopy or by a recognized overnight courier, addressed to Holder at the address shown on the warrant register.

9.           This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws ("State Acts") or regulations in reliance upon exemptions under the Securities Act, and exemptions under the State Acts.    Subject to compliance with the Securities Act and State Acts, this Warrant and all rights hereunder are transferable in whole or in part, at the office of the Company at which this Warrant is exercisable, upon surrender of this Warrant together with the assignment hereof properly endorsed.

10.           In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company may issue a new warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft, or destruction) and of indemnity with sufficient surety satisfactory to the Company.

11.           Unless a current registration statement under the Securities Act, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, the Company may require Holder to make such representations, and may place such legends on certificates representing the Common Shares issuable upon exercise of this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit such Common Shares to be issued without such registration.

12.            This Warrant does not entitle Holder to any of the rights of a stockholder of the Company.

13.           Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties to this Agreement any covenant, condition, stipulation, promise, or agreement contained herein, and all covenants, conditions, stipulations, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

14.           The provisions and terms of this Common Stock Purchase Warrant shall be construed in accordance with the laws of the State of Nevada, without regard to conflict of laws provisions.

IN WITNESS WHEREOF, this Common Stock Purchase Warrant has been duly executed by the Company as of the date first set forth above.

EVOLUCIA, INC.,
a Nevada corporation

By:	/s/ Mel Interiano
Name: Mel Interiano
Title: CEO

FORM OF EXERCISE

 Date: ____________________

To:           EVOLUCIA, INC.

The undersigned hereby subscribes for _______ shares of common stock of Evolucia Inc. covered by this Warrant and hereby delivers $___________ in full payment of the purchase price thereof. The certificate(s) for such shares should be issued in the name of the undersigned or as otherwise indicated below:

____________________________
Signature:

____________________________
Printed Name

____________________________
Name for Registration, if different

____________________________
Street Address

____________________________
City, State and Zip Code

____________________________
Social Security Number

ASSIGNMENT

For Value Received, the undersigned hereby sells, assigns and transfers unto the assignee(s) set forth below the within Warrant certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints ___________________________________ attorney, to transfer the said Warrant on the books of the within-named Company with respect to the number of Common Shares set forth below, with full power of substitution in the premises.

Name(s) of Assignee(s)	Social Security or other Identifying Number(s) of Assignee(s)	Address	No. of of Shares

Dated: ______________________________
Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

Print Name and Title